Exhibit 9.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of July 28, 2009 by and among Gamynia Limited, a company incorporated under the laws of Cyprus (“Buyer”), and each Person listed on the signature page hereof as a stockholder (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

A.            Each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $.001 per share (the “Common Stock”), of WPT Enterprises Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A attached hereto (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”).

B.            Subsequent to the execution and delivery of this Agreement, Buyer and Seller intend to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

C.            Pursuant to the Asset Purchase Agreement, Buyer shall agree to purchase substantially all of the assets of Seller, other than the Excluded Assets, and to assume certain liabilities and obligations of Seller as set out in the Asset Purchase Agreement, other than the Excluded Liabilities, on the terms and conditions set forth therein (the “Asset Purchase Transaction”), as will be more fully described in the Proxy Statement (the “Proxy Statement”) to be filed by Buyer with the Securities and Exchange Commission in connection therewith.

D.            The Stockholders believe that they, and the other stockholders of the Company, will derive substantial direct and indirect benefit from the Asset Purchase Transaction.

E.             The Stockholders desire to enter into this Agreement to induce Buyer to enter into the Asset Purchase Agreement and the Stockholders desire to vote the Subject Shares so as to facilitate the consummation of the Asset Purchase Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Agreement to Vote Shares.  Until the Expiration Date (as defined below), at every annual or special meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following (each such annual, special, adjourned or postponed meeting and written consent, each, a “Stockholder Vote”), each

Stockholder shall vote (or cause to be voted), to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 2), the Subject Shares (and each class thereof) held by such Stockholder:

(i)            in favor of the approval of the Asset Purchase Transaction and in favor of any other actions contemplated by the Proxy Statement and any action required in furtherance thereof;

(ii)           against approval of any proposal made in opposition to, or in competition with, consummation of the Asset Purchase Transaction and the transactions contemplated by the Proxy Statement;

(iii)          against any of the following actions (other than those actions that relate to the Asset Purchase Transaction and the transactions contemplated by the Proxy Statement): (A) any Acquisition Proposal or any merger agreement, merger, consolidation, business combination, sale of substantial assets, reorganization or recapitalization of the Company with any party, (B) any sale, lease or transfer of any substantial part of the assets of the Company (other than in connection with the Asset Purchase Transaction), (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company, (D) any material change in the capitalization of the Company or corporate structure of the Company; or (E) any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Asset Purchase Transaction or any other transactions contemplated by the Proxy Statement;

(iv)          in favor of waiving any notice that may have been or may be required relating to any sale of assets, any reorganization of the Company, change of control or acquisition of the Company by any other Person, or any consolidation or merger of the Company with or into any other Person; and

(v)           in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Asset Purchase Transaction.

Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote.  Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 1.

2.             Irrevocable Proxy.  Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Buyer an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable Law, covering the total number of Subject Shares as to which such Stockholder holds beneficial ownership at the time of the applicable Stockholder Vote.

3.             Representations and Warranties of Each Stockholder.  Each Stockholder severally (and not jointly) represents and warrants to Buyer as follows:

(a)           Due Authorization and Organization.  Such Stockholder, if an entity, is organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable).  The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by such Stockholder, the performance by such Stockholder of its respective obligations hereunder, and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder, and no other act or proceeding on the part of or on behalf of such Stockholder is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby.  Such Stockholder has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by such Stockholder pursuant to the provisions hereof.

(b)           No Conflicts.  There is no requirement applicable to such Stockholder to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the consummation by such Stockholder of the transactions contemplated by this Agreement.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the constitutive documents of such Stockholder, as applicable, (b) conflict with or result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any contract, notice, bond, mortgage, lease or other instrument or obligation to which such Stockholder or by which any of the assets of such Stockholder are bound, or (c) violate any Law or order, writ, injunction or decree of any Governmental Entity applicable to such Stockholder or by which any properties or assets of such Stockholder may be bound.

(c)           The Subject Shares.  Schedule A attached hereto sets forth, opposite such Stockholder’s name, the number of Subject Shares over which such Stockholder has record or beneficial ownership as of the date hereof.  As of the date hereof, such Stockholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Stockholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares.  Except as set forth on Schedule A, neither such Stockholder nor any controlled affiliate of such Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company.  Such Stockholder has good and valid title to the Subject Shares denoted as being owned by such Stockholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent such Stockholder from performing its obligations under this Agreement.

(d)           Reliance By Buyer.  Such Stockholder understands and acknowledges that Buyer is carrying out the Asset Purchase Transaction in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e)           Litigation.  As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

4.             Representations and Warranties of Buyer.  Buyer hereby represents and warrants to the Stockholders as follows:

(a)           Due Authorization and Organization.  Buyer is a company duly organized, validly existing and in good standing under the laws of British Virgin Islands.  The execution and delivery of this Agreement (and all other agreements and instruments contemplated under this Agreement) by Buyer, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary action by Buyer’s board of directors, and no other act or proceeding on the part of or on behalf of Buyer is necessary to approve the execution and delivery of this Agreement and such other agreements and instruments, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby.  Buyer has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by Buyer pursuant to the provisions hereof.

(b)           Conflicts.  There is no requirement applicable to Buyer to make any filing, declaration or registration with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity as a condition to the consummation by Buyer of the transactions contemplated by this Agreement.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will, with or without the passage of time or the delivery of notice or both, (a) conflict with, violate or result in any breach of the terms, conditions or provisions of the Certificate of Incorporation or Articles or Bylaws (or similar corporate document) of Buyer, (b) conflict with or result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any contract, notice, bond, mortgage, lease or other instrument or obligation to which Buyer or by which any of the assets of Buyer are bound, or (c) violate any Law or order, writ, injunction or decree of any Governmental Entity applicable to Buyer or by which any properties or assets of Buyer may be bound.

5.             Covenants of Each Stockholder.  Until the termination of this Agreement in accordance with Section 7, each Stockholder, in its capacity as such, agrees as follows:

(a)           Each Stockholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, hypothecate, encumber, assign or otherwise dispose of (collectively, a “Transfer”) or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any Person, except in each case for Transfers to such Stockholder’s affiliates as agree to be bound hereby, or (ii) grant any proxies, deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement.  Such Stockholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(b)           Such Stockholder shall not, nor shall such Stockholder permit any controlled Affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock intended to facilitate any Acquisition Proposal or to cause stockholders of the Company not to vote to approve and adopt the Asset Purchase Transaction, and the related transactions.  Such Stockholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Stockholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any Person, other than Buyer, relating to any Acquisition Proposal.  Each Stockholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than Buyer with respect to any Acquisition Proposal.

(c)           Such Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the terms of this Agreement.

6.             Stockholder Capacity.  No Person executing this Agreement, or any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer.  Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder’s capacity as a director or officer of the Company.

7.             Termination.  The term of this Agreement and the Proxy delivered in connection herewith shall commence on the date hereof and shall terminate and shall have no further force or effect as of the Expiration Date.  As used herein, the term “Expiration Date” shall mean (i) the earlier of (A) the successful closing of the Asset Purchase Transaction, and (B) the termination of the Asset Purchase Transaction in accordance with the terms thereof, or (ii) at any time upon notice by Buyer to the Stockholders.  Notwithstanding the foregoing, nothing set forth in this Section 7 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any willful or intentional breach of this Agreement by reason of any such termination.

8.             Consents and Waivers.  Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Asset Purchase Transaction under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

9.             Publication.  Each Stockholder hereby authorizes Buyer and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

10.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with English law.  Buyer irrevocably agrees for the exclusive benefit of Stockholders, and Stockholders irrevocably agree for the exclusive benefit of Buyer, that the courts of England shall have (subject as stated in Section 10 below) exclusive jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and for such purposes they hereby irrevocably submit to the jurisdiction of such courts.  The parties agree not to assert that such jurisdiction is a “forum non-conveniens” or any similar argument attempting to avoid the jurisdiction of the courts of England.

Nothing contained in this Section 10 shall limit the right of a party to enforce judgments of the courts of England hereunder, in any court in any other jurisdiction, and nothing in this Section shall prevent a party from bringing any suit, action or proceedings hereunder in the courts of any other jurisdiction if the first party was for any reason unable to enforce a judgment rendered by the English courts in any such other jurisdiction, nor shall the taking of any such enforcement proceedings (or other proceedings referred to in this Section 10) in one or more jurisdictions preclude the taking of enforcement proceedings (or other proceedings referred to in this Section 10) in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

Buyer hereby authorizes and appoints Jordans International of 21 St Thomas Street, Bristol BS1 6JS, the United Kingdom, Tel: +44 (0)117 923 0600, Fax: +44 (0)117 923 0063 (or such other person being a firm of solicitors in England as Buyer may substitute from time to time by notice to Stockholders) to accept service of all legal process arising out of or connected with this Agreement.  Service on such person(s) (or substitute) shall be deemed to be service on Buyer whether or not process is forwarded to or received by it.  Except upon a substitution of such firm, Buyer undertakes not to revoke any such authority or appointment, at all times to maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, forthwith to appoint another agent and advise Stockholders accordingly.

Stockholders hereby authorizes and appoints Tony Coles of  Jeffrey, Green, Russell Solicitors, Waverley House, 7-12 Noel Street, London, W1F 8G, DX 44627 Mayfair; phone +44 (0) 20 7339 7000, fax: + 44 (0) 20 7307 0240 (or such other person being a firm of solicitors in England as it may substitute by notice to Buyer) to accept service of all legal process arising out of or connected with this Agreement.  Service on such person(s) (or substitute) shall be deemed to be service on Stockholders whether or not process is forwarded to or received by it.  Except upon such a substitution, Stockholders undertakes not to revoke any such authority or appointment, at all times to maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, forthwith to appoint another agent and advise Buyer accordingly.

11.           Specific Performance; Injunctive Relief.  The parties acknowledge that Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholders set forth herein.  Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer upon any such violation, Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer at law or in equity.

12.           Amendment, Waivers, Etc.  This Agreement may be amended by Buyer and the Stockholders at any time.  This Agreement may not be amended except by an instrument in writing signed by Buyer and the Stockholders.  At any time, Buyer and the Stockholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Buyer or the Stockholders in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of Buyer or the Stockholders to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

13.           Binding Effect and Assignment.  Neither party shall assign or transfer its rights or obligations under this Agreement, whether directly or indirectly or by operation of Law, or purport to do so, without the other parties’ prior written consent; provided, however, that, subject to Section 3.5, Section 7.15 of the Asset Purchase Agreement, as applicable, such consent shall not be required for (i) an assignment of this Agreement to an Affiliate of the assignor, or (ii) assignment of this Agreement in the context of a merger of a party with another company, or the sale of all or substantially all of the shares or assets of a party to another company.  Subject to the aforesaid limitation, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

14.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Buyer, to:

BUYER:

Gamynia Limited
20 Costi Palama Street, Aspelia Court, 2nd Floor
Nicosia, CY-1096 - Cyprus

Tel.: +357 22 664555
Fax: +357 22 677485

With a copy to:

Mrs. Cleo Koushos-Cros, Adv.
KOUSHOS & KORFIOTIS, Advocates
P.O. Box. 21020, Nicosia 1500,
Cyprus
Telephone:
Facsimile:

If to any Stockholder, at the address set forth under such Stockholder’s name on the signature page hereof or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

15.           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is held by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

16.           Entire Agreement.  This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

17.           Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

18.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

19.           No Ownership Interest.  Nothing contained in this Agreement shall be deemed, upon execution, to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares, except as otherwise provided herein.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

BUYER:

Gamynia Limited,
a company incorporated under the laws of the Cyprus

By:
Name:
Title:

SIGNATURE PAGE
VOTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

STOCKHOLDER:

(Name of entity, if an entity)

By:

(Signature)

Name:

Title:

(Street Address)

(City and State)	(Zip Code)

Telephone Number

Facsimile

SIGNATURE PAGE
VOTING AGREEMENT

SCHEDULE A

SUBJECT SHARES

Subject Share that are beneficially owned:

shares of Company Common Stock

shares of Company Common Stock issuable upon exercise of outstanding options or warrants or other rights to purchase Company Common Stock

With respect to the shares set forth above and assuming the acceleration and exercise of all such Subject Shares, please indicate the number of shares as to which you possess the sole power to vote (or to direct the vote), sole power to dispose (or to direct the disposition) or shared power to so vote or dispose:

(i)             Sole power to vote:

(ii)          Shared power to vote:

(iii)       Sole power to dispose:

(iv)      Shared power to dispose:

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of WPT Enterprises Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Ms. Cleo Cros, of Koushos & Korfiotis, Advocates, on behalf of Gamynia Limited, a company incorporated under the laws of Cyprus (“Buyer”), and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that are beneficially owned by the undersigned at the time of each Stockholder Vote (defined below) (the “Shares”) in accordance with the terms of this Proxy until the Expiration Date (as defined in the Voting Agreement (as defined below)).  The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy.  Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the shares held by such Stockholder until after the Expiration Date.

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of July 28, 2009, by and among Buyer and Stockholder (the “Voting Agreement”).

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date (as defined in the Voting Agreement), at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting (each such annual, special, adjourned or postponed meeting and/or written consent, each, a “Stockholder Vote”), to act as the undersigned’s attorney-in-fact and proxy to vote the Shares that are beneficially owned by the undersigned at the time of a Stockholder Vote, and to exercise all voting, consent and similar rights of the undersigned with respect to such Shares (including, without limitation, the power to execute and deliver written consents) as follows:

(i)            in favor of the approval of the Asset Purchase Transaction and in favor of any other actions contemplated by the Proxy Statement and any action required in furtherance thereof;

(ii)           against approval of any proposal made in opposition to, or in competition with, consummation of the Asset Purchase Transaction and the transactions contemplated by the Proxy Statement;

(iii)          against any of the following actions (other than those actions that relate to the Asset Purchase Transaction and the transactions contemplated by the Proxy Statement): (A) any Acquisition Proposal or any merger agreement, merger, consolidation, business combination, sale of substantial assets, reorganization or recapitalization of the Company with any party, (B) any sale, lease or transfer of any substantial part of the assets of the Company (other than in connection with the Asset Purchase Transaction), (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company, (D) any material change in the capitalization of the Company or corporate structure of the Company; or (E) any other action that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Asset Purchase Transaction or any other transactions contemplated by the Proxy Statement;

(iv)          in favor of waiving any notice that may have been or may be required relating to any sale of assets, any reorganization of the Company, change of control or acquisition of the Company by any other Person, or any consolidation or merger of the Company with or into any other Person; and

(v)           in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Asset Purchase Transaction.

The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii), (iii), (iv) or (v) above.  Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors by operation of law of the undersigned.

This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date (as defined in the Voting Agreement).

Dated: , 2009

Signature:

Print Name:

Address:

Shares
Beneficially Owned: